August 7, 2014

Contact:Douglas J. Glenn

President and Chief Executive Officer

(757) 217-1000

Hampton Roads Bankshares Announces Second Quarter Financial Results

•	Second quarter net income available to common shareholders totaled $2.5 million, a $2.4 million increase over the comparable period in 2013
•	Year-to-date earnings totaled $6.3 million, a $5.6 million increase over the comparable period in 2013
•	Continued improvement in credit quality results in non-performing assets ratio of 4.19%, an improvement in excess of 20% over year end 2013
•	Expansion into new product lines through Shore Premier Finance and markets such as Baltimore create potential for growth
•	Commercial banking and cash management professionals added in core markets

VIRGINIA BEACH, Va., August  7, 2014 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (the “Company”) (Nasdaq: HMPR), the holding company for the Bank of Hampton Roads and Shore Bank, today announced financial results for the second quarter of 2014.  Net income available to common shareholders for the three and six months ended June 30, 2014 was $2.5 million and $6.3 million, respectively, as compared with net income for the three and six months ended June 30, 2013 of $89 thousand and $721 thousand, respectively.

“Our operating performance in the second quarter has allowed us to make continued, strategic investments in the Company that we believe will benefit our shareholders, employees and customers over the long term,” said Douglas Glenn, President and Chief Executive Officer.   "Our commitment to developing a strong and vibrant corporate culture is also resonating in our markets and has attracted talented individuals who we believe will create new opportunities for our company and serve to enhance the customer experience."

Net Interest Income

Net interest income decreased $1.1 million and $2.0 million in the three and six months ended June 30, 2014 compared to the same periods in 2013. The decreases were due primarily to the decreases in average interest-earning assets, and a slight decline in net interest margin.

Credit Quality

Our non-performing assets ratio was 4.19% and 5.29% at June 30, 2014 and December 31, 2013, respectively. The non-performing assets ratio is defined as the ratio of loans 90 days past due and still accruing interest plus nonaccrual loans plus other real estate owned and repossessed assets to gross loans plus loans held for sale plus other real estate owned and repossessed assets.

Allowance for loan losses at June 30, 2014 decreased 25.6% to $26.1 million from $35.0 million at December 31, 2013 as net charge-offs of previously identified impaired loans exceeded additional provisions for loan losses.

Noninterest Income

Noninterest income for the three and six months ended June 30, 2014 was $5.5 million and $12.8 million, respectively, a decline of 27.2% and 1.5% from the same periods in 2013.  A major driver of this decline is mortgage banking revenue which decreased $1.1 million or 26.0% and $5.3 million or 51.5% during the three and six months ended June 30, 2014, respectively, compared to the same periods in 2013.  The decrease in mortgage banking revenue is due to declines in both origination volume and margin, driven by rising market interest rates, which resulted in a negative impact on refinance demand.  Offsetting these declines were decreases in losses on premises and equipment associated with certain branch closings that occurred in 2013, decreases in other than temporary impairment of other real estate owned and repossessed assets, and an increase in income from bank-owned life insurance due to life insurance benefits received in excess of cash surrender value.

Noninterest Expense

Noninterest expense finished at $17.7 million and $36.2 million for the three and six months ended June 30, 2014, respectively, representing declines of $4.5 million or 20.2% and $5.4 million or 13.0%, compared to the same periods in 2013, primarily due to lower salaries and employee benefits, occupancy and FDIC insurance expenses.

Balance Sheet Trends

Assets were $2.0 billion at June 30, 2014.  Total assets increased by $25.2 million or 1.3% from December 31, 2013.  The increase in assets was primarily associated with a $29.3 million or 68.4% increase in overnight funds sold and due from FRB, a $21.3 million or 6.5% increase in investment securities available for sale, a $9.0 million or 25.6% decrease in the allowance for loan losses, and a $5.5 million or 21.7% increase in loans held for sale. These increases were partially offset by a $20.7 million or 1.5% decrease in gross loans, and a $14.3 million or 38.9% decrease in other real estate owned and repossessed assets.

Gross loans decreased by $20.7 million or 1.5% during the six months ended June 30, 2014, primarily due to normal loan pay down and charge off activity which exceeded new loan origination volume.

Deposits at June 30, 2014 increased $38.2 million or 2.5% from December 31, 2013 as a result of increases of $21.5 million or 8.8% in noninterest-bearing demand deposits, increases of $16.4 million or 5.1% in time deposits less than $100 thousand, increases of $5.6 million in time deposits of $100 thousand or more, partially offset by decreases of $4.7 million or 7.5% in savings deposits.

Year-to-date average core deposits, which exclude brokered deposits and time deposits of $100 thousand or more, have increased by $19.7 million reflecting continued progress in furthering the Company’s funding strategy.

Capitalization

At June 30, 2014, the Company exceeded all of the regulatory capital minimums and Bank of Hampton Roads and Shore Bank were both considered “well capitalized” under all applicable regulatory capital standards.  Our consolidated regulatory capital ratios were Tier 1 Leverage Ratio of 11.10%, Tier 1 Risk-Based Capital Ratio of 14.06%, and Total Risk-Based Capital of 15.31%.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future trends, benefits, opportunities and strategies.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and other filings made with the SEC.

About Hampton Roads Bankshares, Inc.

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Virginia, eastern Maryland and southern Delaware through seven full service banking offices, ATMs and loan production offices. Through various affiliates, the Banks also offer mortgage banking services.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands)
(unaudited)	June 30, 2014	March 31, 2014	June 30, 2013
Assets:
Cash and due from banks	$18,266	$17,568	$16,783
Interest-bearing deposits in other banks	577	698	648
Overnight funds sold and due from Federal Reserve Bank	72,131	89,866	107,339
Investment securities available for sale, at fair value	346,771	318,374	278,386
Restricted equity securities, at cost	16,072	16,419	17,351

Loans held for sale	30,539	20,544	51,369

Loans	1,363,797	1,349,743	1,400,250
Allowance for loan losses	(26,062)	(31,260)	(38,234)
Net loans	1,337,735	1,318,483	1,362,016
Premises and equipment, net	65,652	66,565	69,925
Interest receivable	4,403	4,567	5,003
Other real estate owned and repossessed assets,
net of valuation allowance	22,419	27,619	32,906
Intangible assets, net	1,139	1,288	1,741
Bank-owned life insurance	49,288	49,773	54,006
Other assets	10,454	13,848	11,465
Totals assets	$1,975,446	$1,945,612	$2,008,938
Liabilities and Shareholders' Equity:
Deposits:
Noninterest-bearing demand	$266,878	$241,748	$268,372
Interest-bearing:
Demand	599,719	605,697	575,615
Savings	57,589	58,873	66,751
Time deposits:
Less than $100	341,060	325,357	341,193
$100 or more	296,276	286,236	324,466
Total deposits	1,561,522	1,517,911	1,576,397
Federal Home Loan Bank borrowings	176,255	188,958	194,619
Other borrowings	29,007	29,086	41,206
Interest payable	481	6,341	5,493
Other liabilities	13,384	13,524	11,988
Total liabilities	1,780,649	1,755,820	1,829,703
Shareholders' equity:
Common stock	1,703	1,703	1,703
Capital surplus	587,734	587,786	586,745
Retained deficit	(398,529)	(401,005)	(410,665)
Accumulated other comprehensive income, net of tax	3,378	1,130	1,028
Total shareholders' equity before non-controlling interest	194,286	189,614	178,811
Non-controlling interest	511	178	424
Total shareholders' equity	194,797	189,792	179,235
Total liabilities and shareholders' equity	$1,975,446	$1,945,612	$2,008,938

Non-performing Assets at Period-End:
Nonaccrual loans including nonaccrual impaired loans	$ 36,127	$ 44,242	$ 63,739
Loans 90 days past due and still accruing interest	843	298	-
Other real estate owned and repossessed assets	22,419	27,619	32,906
Total non-performing assets	$ 59,389	$ 72,159	$ 96,645

Composition of Loan Portfolio at Period-End:
Commercial	$ 198,110	$ 206,130	$ 239,293
Construction	138,083	149,067	183,513
Real-estate commercial	628,764	588,480	560,235
Real-estate residential	347,780	355,074	355,568
Installment	52,161	52,439	62,680
Deferred loan fees and related costs	(1,101)	(1,447)	(1,039)
Total loans	$ 1,363,797	$ 1,349,743	$ 1,400,250

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands, except share and per share data)	Three Months Ended			Six Months Ended
(unaudited)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest Income:
Loans, including fees	$15,584	$15,692	$17,687	$31,276	$35,360
Investment securities	2,299	2,234	1,839	4,533	3,654
Overnight funds sold and due from FRB	51	32	63	83	105
Interest-bearing deposits in other banks	-	-	-	-	-
Total interest income	17,934	17,958	19,589	35,892	39,119
Interest Expense:
Deposits:
Demand	658	623	558	1,281	1,067
Savings	8	8	9	16	19
Time deposits:
Less than $100	810	772	921	1,581	1,921
$100 or more	779	737	935	1,516	1,943
Interest on deposits	2,255	2,140	2,423	4,394	4,950
Federal Home Loan Bank borrowings	405	422	479	8,208	965
Other borrowings	237	441	592	678	1,179
Total interest expense	2,897	3,003	3,494	5,900	7,094
Net interest income	15,037	14,955	16,095	29,992	32,025
Provision for loan losses	-	100	1,000	100	1,000
Net interest income after provision for loan losses	15,037	14,855	15,095	29,892	31,025
Noninterest Income:
Mortgage banking revenue	3,144	1,811	4,250	4,954	10,214
Service charges on deposit accounts	1,195	1,159	1,300	2,354	2,517
Income from bank-owned life insurance	329	3,216	434	3,545	807
Gain (loss) on sale of premises and equipment	(18)	(13)	7	(31)	(120)
Impairment of premises and equipment	-	-	-	-	(2,825)
Gain (loss) on other real estate owned and repossessed assets	(77)	221	233	144	(1)
Other than temporary impairment of other real estate owned and repossessed assets	(1,090)	(336)	(1,007)	(1,426)	(1,677)
Gain on sale of investment securities available for sale	118	67	763	185	763
Visa check card income	654	593	662	1,247	1,258
Rental Income	160	153	149	313	301
Other	1,106	431	793	1,538	1,775
Total noninterest income	5,521	7,302	7,584	12,823	13,012
Noninterest Expense:
Salaries and employee benefits	9,109	9,567	10,951	18,676	21,907
Occupancy	1,501	1,719	2,517	3,221	4,319
FDIC insurance	253	901	878	1,154	1,896
Professional and consultant fees	1,922	1,232	1,639	3,154	2,532
Data processing	1,019	1,147	1,129	2,166	1,926
Problem loan and repossessed asset costs	375	433	530	807	1,010
Equipment	391	373	491	764	955
Directors' and regional board fees	543	387	338	930	579
Advertising and marketing	349	254	341	603	601
Other	2,250	2,504	3,379	4,753	5,900
Total noninterest expense	17,712	18,517	22,193	36,228	41,625
Income before provision for income taxes	2,846	3,640	486	6,487	2,412
Provision for income taxes	37	7	135	45	135
Net income	2,809	3,633	351	6,442	2,277
Net income attributable to non-controlling interest	333	(226)	262	107	1,556
Net income attributable to Hampton Roads Bankshares, Inc.	$2,476	$3,859	$89	$6,335	$721

Per Share:
Cash dividends declared	$-	$-	$-	$-	$-
Basic Income	$0.01	$0.02	$-	$0.04	$-
Diluted Income	$0.01	$0.02	$-	$0.04	$-
Basic weighted average shares outstanding	170,443,468	170,477,548	170,391,127	170,725,817	170,390,137
Effect of dilutive shares and warrant	1,284,234	751,215	1,247,524	1,279,762	1,238,967
Diluted weighted average shares outstanding	171,727,702	171,228,763	171,638,651	172,005,579	171,629,104

Hampton Roads Bankshares, Inc.
Financial Highlights
(in thousands, except share and per share data)	Three Months Ended			Six Months Ended
(unaudited)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Daily Averages:
Total assets	$1,956,846	$1,936,027	$2,027,560	$1,946,493	$2,029,399
Gross loans (excludes loans held for sale)	1,358,893	1,357,676	1,415,523	1,358,289	1,421,351
Investment and restricted equity securities	342,005	333,798	298,100	337,924	301,007
Intangible assets	1,222	1,376	1,903	1,298	2,068
Total deposits	1,531,914	1,509,574	1,590,107	1,520,805	1,592,474
Total borrowings	213,895	218,783	235,883	216,326	235,943
Shareholders' equity *	191,600	186,904	184,954	189,265	184,680
Shareholders' equity - tangible *	190,378	185,528	183,051	187,967	182,612
Interest-earning assets	1,812,901	1,785,041	1,874,902	1,799,048	1,874,824
Interest-bearing liabilities	1,499,114	1,486,452	1,576,668	1,492,818	1,584,571

Financial Ratios:
Return on average assets	0.51%	0.81%	0.02%	0.66%	0.07%
Return on average equity *	5.18%	8.37%	0.19%	6.75%	0.79%
Return on average equity - tangible *	5.22%	8.44%	0.20%	6.80%	0.80%
Net interest margin	3.33%	3.40%	3.44%	3.36%	3.44%
Efficiency ratio	86.65%	83.45%	96.84%	84.98%	94.02%
Tangible equity to tangible assets *	9.78%	9.69%	8.82%	9.78%	8.82%

Allowance for Loan Losses:
Beginning balance	$31,260	$35,031	$43,709	$35,031	$48,382
Provision for losses	-	100	1,000	100	1,000
Charge-offs	(6,410)	(5,167)	(8,501)	(11,577)	(14,523)
Recoveries	1,212	1,296	2,026	2,508	3,375
Ending balance	$26,062	$31,260	$38,234	$26,062	$38,234

Asset Quality Ratios:
Annualized net charge offs to average loans	-1.51%	-1.14%	-1.77%	-1.33%	-1.52%
Non-performing loans to total loans	2.59%	3.23%	4.39%	2.59%	4.39%
Non-performing assets ratio	4.19%	5.16%	6.51%	4.19%	6.51%
Allowance for loan losses to total loans	1.91%	2.32%	2.73%	1.91%	2.73%

* Equity amounts exclude non-controlling interest

Use of Non-GAAP Financial Measures

This earnings press release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Form 8-K filed related to this release.  The Form 8-K can be found on the SEC’s EDGAR website at www.sec.gov or our website at www.hamptonroadsbanksharesinc.com.